UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TearLab Corporation

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TEARLAB CORPORATION

7360 Carroll Rd., Suite 200
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of TearLab Corp.:

Notice is hereby given that the Annual Meeting of the Stockholders of TearLab Corporation, will be held on June 6, 2012 at 8:30 a.m. Eastern Daylight Time at the offices of Torys LLP, 79 Wellington Street West, 33rd Floor, Toronto, Ontario, Canada for the following purposes:

1.           To elect eight directors for a one-year term to expire at the 2012 Annual Meeting of Stockholders.  Our present Board of Directors has nominated and recommends for election as director the following persons:

Elias Vamvakas
Anthony E. Altig
Thomas N. Davidson, Jr.
Adrienne L. Graves
Paul M. Karpecki
Richard L. Lindstrom
Donald Rindell
Brock Wright

2.           To approve an amendment and restatement of the Company’s 2002 Stock Incentive Plan.

3.           To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2012.

4.           To transact such other business as may be properly brought before our Annual Meeting or any adjournment thereof.

Our Board of Directors has fixed the close of business on April 9, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at our Annual Meeting and at any adjournment or postponement thereof.

Accompanying this Notice is a Proxy.  Whether or not you expect to be at our Annual Meeting, please complete, sign and date the Proxy you received in the mail and return it promptly.  If you plan to attend our Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ Elias Vamvakas
Elias Vamvakas
Chairman of the Board

April 27, 2012

TEARLAB CORPORATION

7360 Carroll Rd., Suite 200
San Diego, California 92121

PROXY STATEMENT

The Board of Directors of TearLab Corp., a Delaware corporation, or the Company, is soliciting the Proxy for use at our Annual Meeting of Stockholders to be held on June 6, 2012 at 8:30 a.m. Eastern Daylight Time at the offices of Torys LLP, 79 Wellington Street West, 33rd Floor, Toronto, Ontario, Canada and at any adjournments or postponements thereof.

Details regarding the meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in this proxy statement.  We have also made available a copy of our 2011 Annual Report to Stockholders with this proxy statement.  We encourage you to read our Annual Report.  It includes our audited financial statements and provides information about our business and products.

We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules.  We believe that providing our proxy materials over the internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact of our Annual Meeting.

All stockholders who find it convenient to do so are cordially invited to attend the meeting in person.  In any event, please complete, sign, date and return the Proxy.

A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a subsequent proxy prior to voting or by attending the meeting and voting in person.  Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted (1) for the election of our Board of Directors’ nominees as directors, (2) to approve an amendment and restatement of the Company’s 2002 Stock Incentive Plan, and (3) for the ratification of the selection of Ernst & Young LLP as our independent auditors.  Shares represented by proxies that reflect abstentions or include “broker non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum.  Abstentions have the same effect as votes “against” the matters, except in the election of directors.  “Broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

Stockholders of record at the close of business on April 9, 2012, or the Record Date, will be entitled to vote at the meeting or vote by proxy using the Proxy Card that was mailed to you with the Notice of Internet Availability of Proxy Materials.  As of the Record Date, 21,807,953 shares of our common stock, par value $0.001 per share, were outstanding.  Each share of our common stock is entitled to one vote.  A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy at our Annual Meeting, constitutes a quorum.  A majority of the shares present in person or represented by proxy at our Annual Meeting and entitled to vote thereon is required for the election of directors, approval of an amendment and restatement of the Company’s 2002 Stock Incentive Plan, and ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2012.

The cost of preparing the Notice of Annual Meeting and Proxy Statement, and mailing the Notice of Internet Availability of Proxy Materials and Proxy, will be borne by us.  In addition to soliciting proxies by mail, our officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means.  It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals, and that, upon request, we will reimburse such persons’ out-of-pocket expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Amended and Restated Bylaws authorize the number of directors to be not less than five and not more than nine.  Our Board of Directors currently consists of eight members.  Each of our directors is elected for a term of one year to serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.  The eight nominees for election to our Board of Directors at our upcoming Annual Meeting of the Stockholders are Elias Vamvakas, Anthony E. Altig, Thomas N. Davidson, Jr., Adrienne L. Graves, Paul M. Karpecki, Richard L. Lindstrom, Donald Rindell and Brock Wright, each of whom is presently a member of our Board of Directors.

A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect directors.  If no contrary indication is made, Proxies in the accompanying form are to be voted for our Board of Directors’ nominees or, in the event any of such nominees is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by our Board of Directors to fill such vacancy.  Each person nominated for election has agreed to serve if elected and the Board of Directors has no reason to believe that any nominee will be unable to serve.

Information Regarding Directors

The information set forth below as to the nominees for director has been furnished to us by the nominees:

Nominees for Election to the Board of Directors

Name	Age	Position
Elias Vamvakas	53	Chairman of the Board and Chief Executive Officer
Anthony E. Altig	56	Director
Thomas N. Davidson, Jr.	52	Director
Adrienne L. Graves	57	Director
Paul M. Karpecki	45	Director
Richard L. Lindstrom	64	Director
Donald Rindell	59	Director
Brock Wright	52	Director

Elias Vamvakas co-founded TLC Vision, an eye care services company, where he was the Chairman from 1994 to June 2006 and was the Chief Executive Officer from 1994 to July 2004.  He has been the Chairman of the Board of Directors of TearLab Corporation, or the Board, since June 2003 and was the Chief Executive Officer and Secretary of the Company from July 2004 until October 2008 and again since June 2009.  Since November 30, 2006, Mr. Vamvakas has been a member of the board of directors of TearLab Research, Inc. formerly known as TearLab, Inc. and OcuSense, Inc.  Mr. Vamvakas has been the chairman of the board of Greybrook Capital, a Toronto-based private equity firm.  Mr. Vamvakas also serves on the boards of several of Greybrook’s portfolio companies, Jameson Bank and the National Golf Club, and as chairman of Brandimensions Inc. and Nulogx Inc.  Mr. Vamvakas was named to “Canada’s Top Forty Under Forty” in 1996.  In 1999, he was named Ernst & Young’s Entrepreneur of the Year for Ontario in the Emerging Category and Canadian Entrepreneur of the Year for Innovative Partnering.  In 2000, Mr. Vamvakas was recognized by Profit Magazine for managing one of Canada’s fastest growing companies.  Mr. Vamvakas received a B.Sc. degree from the University of Toronto in 1981.  As our Chief Executive Officer, Mr. Vamvakas is specially qualified to serve on the Board because of his detailed knowledge of our operations and market.

Anthony E. Altig has been a member of the Board since January 2009.  Mr. Altig is the Chief Financial Officer at Biotix Holdings, Inc., a company that manufactures microbiological and molecularbiological consumables.  He has also served as a director of Optimer Pharmaceuticals since November 2007.  From December 2004 to June 2007, Mr. Altig served as the Chief Financial Officer of Diversa Corporation (subsequently Verenium Corporation), a public company focused on enzyme technology.  Prior to joining Diversa, Mr. Altig served as the Chief Financial Officer of Maxim Pharmaceuticals, Inc., a public biopharmaceutical company, from 2002 to 2004.  From 2000 to 2001, Mr. Altig served as the Chief Financial Officer of NBC Internet, Inc., an internet portal company, which was acquired by General Electric.  Mr. Altig’s additional experience includes his role as the Chief Accounting Officer at USWeb Corporation, as well as his experience serving biotechnology and other technology companies during his tenure at both PricewaterhouseCoopers and KPMG.  In addition, Mr. Altig serves as a director for such public companies as: Optimer Pharmaceuticals, Inc., Ventrus Biosciences, and MultiCell Technologies, Inc. where Mr. Altig is also the chair of the Audit Committee.  Mr. Altig received a B.A. degree from the University of Hawaii.  Mr. Altig’s experience as Chief Financial Officer of several public companies brings to the Board perspective regarding financial and accounting issues.

Thomas N. Davidson, Jr. has been a member of the Board since January 2011.  Since 1997, Mr. Davidson has been the Chief Executive Officer and majority shareholder of Nisim International, a manufacturer of hair and skin care products distributed on a worldwide basis.  Mr. Davidson has been managing partner of Quarry Hill Partners, a holding company for a diversified group of manufacturing companies, since June 2000.  Mr. Davidson has been the principal owner and operator of several other companies including Speedy Printing Centers, Quarry Hill Foundry Supplies, Optiplas Films and Eco II Plastics.  Mr. Davidson is currently on the boards of two private companies, Brandimensions Inc. and Balmshell Inc.  Mr. Davidson is also on the boards of the YPO Ontario Chapter and the Fishing Forever Foundation.  From 1999 until 2010, Mr. Davidson served on the board of directors Synergex International Corporation, previously a Toronto Stock Exchange listed company, where he served as a member of the audit committee. In addition, Mr. Davidson previously served on the board of directors for Clemmer Steelcraft Technologies Inc. and Nu-Tech Precision Metals, both privately held companies.  Mr. Davidson has a BSc from Michigan State University in Geological Engineering.  Mr. Davidson’s extensive business background makes him a valuable addition to the Board.  Mr. Davidson is the son of Thomas N. Davidson, Sr., who retired from the Board in August 2010.

Adrienne L. Graves, Ph.D. has been a member of the Board since April 2005 and, from 2002 to 2010 was President and Chief Executive Officer of Santen Inc., or Santen, the U.S. subsidiary of Santen Pharmaceutical Co., Ltd.  Dr. Graves is currently a strategic advisor for Santen.  Dr. Graves joined Santen Inc. in 1995 as Vice President of Clinical Affairs to initiate the company’s clinical development in the U.S.  Prior to joining Santen Inc., Dr. Graves spent nine years with Alcon Laboratories, Inc., or Alcon, beginning in 1986 as a Senior Scientist.  She was named Associate Director of Alcon’s Clinical Science Division in 1992 and then Alcon’s Director of International Ophthalmology in 1993.  Dr. Graves is the author of over 30 research papers and is a member of a number of professional associations, including the Association for Research in Vision and Ophthalmology, the American Academy of Ophthalmology, the American Glaucoma Society and Women in Ophthalmology.  She also serves on the boards of the American Academy of Ophthalmology Foundation, the Pan-American Association of Ophthalmology, the American Association for Cataract and Refractive Surgery, the Glaucoma Research Foundation and the Corporation Committee for the Brown University Medical School.  Dr. Graves also co-founded Ophthalmic Women Leaders.  She received her B.A. in psychology with honors from Brown University, her Ph.D. in psychobiology from the University of Michigan and completed a postdoctoral fellowship in visual neuroscience at the University of Paris.  Dr. Graves brings to the Board a long history of experience in the field of ophthalmology and business strategy.

Paul M. Karpecki O.D., FAAO has been a member of the Board since March 2010 and has been the Director of Ocular Disease Research at Koffler Vision Group in Lexington, Kentucky since March of 2009, where he also works in corneal services.  In 2007 Dr. Karpecki accepted a position with the Cincinnati Eye Institute in Corneal Services after five years as Director of Research for the Moyes Eye Clinic in Kansas City.  Dr. Karpecki serves on or chairs numerous optometric association committees including Chair of the Refractive Surgery Advisory Committee to the AOA (American Ophthalmology Association) and on the AOA Meetings Executive Committee.  He has lectured in more than 300 symposia covering four continents and was the first optometrist to be invited to both the Delphi International Society at Wilmer-John’s Hopkins, which includes the top 25 dry eye experts in the world, and the National Eye Institute’s dry eye committee.  This was a task force established by the U.S. Department of Health and Human Services to better understand and treat dry eye disease in women.  A noted educator and author, Dr. Karpecki lectures on new technology, surgical advancements and therapeutics with an emphasis on cornea and external disease.  He presently serves on eight professional journal editorial boards.  Dr. Karpecki received his doctorate of optometry from Indiana University and completed a Fellowship in Cornea and Refractive Surgery at Hunkeler Eye Centers in affiliation with the Pennsylvania College of Optometry in 1994.  Dr. Karpecki’s experience in the field of optometry, and in particular his specialty regarding dry eye disease, make him a valuable addition to the Board.

Richard L. Lindstrom, M.D. has been a member of the Board since September 2004 and has served as a director of TLC Vision since May 2002 and, prior to that, was a director of LaserVision Centers, Inc. since November 1995.  Since 1979, Dr. Lindstrom has been engaged in the private practice of ophthalmology and is Founder, a director and Attending Surgeon of Minnesota Eye Consultants P.A., a provider of eye care services.  Dr. Lindstrom has served as Associate Director of the Minnesota Lions Eye Bank since 1987.  He is also a medical advisor for several medical device and pharmaceutical manufacturers.  Dr. Lindstrom has been a director on the board of Onpoint Medical Diagnostics, Inc. since 2010.  Dr. Lindstrom is also currently on the boards of Acufocus, Inc., Wavetec Vision, RevitalVision, LLC and Lindstrom Environmental, Inc., each of which is a private company.  Dr. Lindstrom is a past President of the International Society of Refractive Surgery, the International Intraocular Implant Society, the International Refractive Surgery Club and the American Society of Cataract and Refractive Surgery.  From 1980 to 1989, he served as a Professor of Ophthalmology at the University of Minnesota and is currently Adjunct Professor Emeritus in the Department of Ophthalmology at the University of Minnesota.  Dr. Lindstrom received his Doctor of Medicine, Bachelor of Arts and Bachelor of Sciences degrees from the University of Minnesota.  Dr. Lindstrom’s background in ophthalmology gives him a perspective that is helpful to the Board for understanding the Company’s product market.

Donald Rindell has been a member of the Board since September 2008 and was on the board of TearLab Research, Inc. between March 2006 and December 2010.  Mr. Rindell currently serves as Executive Director of Business Development for Amylin Pharmaceuticals, Inc., a position he has held since 2005.  Prior to joining Amylin Pharmaceuticals, Inc., Mr. Rindell had a successful consulting practice, during which time he served as Acting President of Medical Device Group, Inc., an acute care and respiratory company, Vice President of Business Development of CardioNet, Inc., a “real-time” 24/7 cardiovascular monitoring company, and Vice President of Business Development of HandyLab, Inc., a molecular diagnostics and pharmacogenomics system company.  His responsibilities included corporate marketing, mergers and acquisitions activities, product planning and new strategic initiatives.  Prior to his consulting practice, he served as Vice President of Corporate Development & Strategic Planning of Advanced Tissues Sciences, Inc., or ATS, a La Jolla, California-based biotechnology company.  Prior to his tenure at ATS, Mr. Rindell was the Vice President for Global Business Management of Braun/Thermoscan, a division of The Gillette Company.  At Braun/Thermoscan, he played a major role in building its medical diagnostics business to achieve sales exceeding $170 million.  Mr. Rindell was also employed by Hybritech, a division of Eli Lilly and Company as Executive Director of Sales and Marketing.  Mr. Rindell received his B.S. degree in Economics from the College of Wooster and an M.B.A. from Pepperdine University Graduate School of Business.  Mr. Rindell’s years of experience in the medical device field are very valuable to the Company as it works through regulatory requirements and marketing.

Brock Wright BSc, MD, FRCPC, MBA has been a member of the Board since August 2010 and has been the Senior Vice-President Clinical Services (since October 2008) and Chief Medical Officer (since January 2000) for the Winnipeg Regional Health Authority.  Since November 2008, Dr. Wright has been the Associate Dean, Clinical Affairs for the Faculty of Medicine, University of Manitoba and, since 1990, Dr. Wright has been an Assistant Professor in the Department of Community Health Sciences.   Dr. Wright is also a member of the board of directors of Diagnostic Services Manitoba, a publically funded organization responsible for laboratory services for the entire province of Manitoba.  Dr. Wright served as the Chief Operating Officer for the Health Sciences Centre in Winnipeg from 2004 until 2008.  He also served as the Vice-President and Chief Medical Officer of the Winnipeg Regional Health Authority from 2000 to 2008.  Dr. Wright served as Vice-President and Chief Medical Officer of the Health Sciences Centre in Winnipeg from 1997 until 2000.  He also served in the mid-nineties as Vice-President responsible for the Pathology and Laboratory Division of the Health Sciences Centre and led the development of a successful plan to integrate laboratory services across the Province to form Diagnostic Services Manitoba.  Dr. Wright received his Bachelor of Science degree from the University of Winnipeg in 1980.  He received his Medical Degree in 1984, Fellowship in Community Medicine in 1990 and MBA in 1992, from the University of Manitoba.  Dr. Wright’s extensive medical and public sector experience make him a valuable addition to the Board.

Board Meetings

The Board held seven meetings during 2011.  No director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of committees of the Board on which he or she served.

Committees of the Board

The Board currently has, and appoints members to, three standing committees: our Compensation Committee, our Corporate Governance and Nominating Committee and our Audit Committee.  Prior to December 2011, each non-employee director was a member of each the three standing committees.  The current members of our committees are identified below:

Director		Compensation		Corporate Governance and Nominating		Audit
Anthony E. Altig (1)	·		·	✓	·	✓
Thomas N. Davidson, Jr.	·	✓	·		·	✓
Paul M. Karpecki	·		·	✓	·
Richard L. Lindstrom (2)	·	✓	·		·
Donald Rindell (3)	·		·	✓	·	✓
Brock Wright	·	✓	·		·
_____________________
(1)       Audit Committee Chair.
(2)       Compensation Committee Chair.
(3)       Corporate Governance and Nominating Committee Chair.

Compensation Committee.  The Compensation Committee currently consists of Dr. Wright, Mr. Davidson, and Dr. Lindstrom, with Dr. Lindstrom serving as its chairman.  Until February 22, 2012, the committee consisted of Dr. Wright, Dr. Lindstrom and Dr. Graves.   The Compensation Committee held one meeting during 2011.  All members of the Compensation Committee are independent as determined under the various NASDAQ Stock Market, U.S. Securities and Exchange Commission, or SEC, and Internal Revenue Service qualification requirements.  The Compensation Committee is governed by a written charter approved by the Board.  The charter is available on our website at www.tearlab.com.  The functions of this committee include, among other things:

●          to provide oversight of the development and implementation of the compensation policies, strategies, plans and programs for the Company’s key employees and directors, including policies, strategies, plans and programs relating to long-term compensation for the Company’s senior management, and the disclosure relating to these matters;

●          to make recommendations regarding the operation of and/or implementation of employee bonus plans and incentive compensation plans;

●          to review and approve the compensation of the Chief Executive Officer and the other executive officers of the Company and the remuneration of the Company’s directors; and

●          to provide oversight of the selection of officers, management, succession planning, the performance of individual executives and related matters.

Role and Authority of Compensation Committee

The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of our executive officers.  The Compensation Committee approves all compensation of our executive officers without further Board action. The Compensation Committee reviews and approves each of the elements of our executive compensation program and continually assesses the effectiveness and competitiveness of our program. The Compensation Committee also periodically reviews director compensation.

The Role of our Executives in Setting Compensation

The Compensation Committee meets with our Chief Executive Officer, Mr. Vamvakas, and/or other executives at least once per year to obtain recommendations with respect to Company compensation programs, practices, and packages for executives, directors and other employees. Management makes recommendations to the Compensation Committee on the base salary, bonus targets, and equity compensation for the executive team and other employees. The Compensation Committee considers, but is not bound by and does not always accept, management’s recommendations with respect to executive compensation. The Compensation Committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers, but may, if it chooses, delegate any of its responsibilities to subcommittees.

Mr. Vamvakas attends some of the Compensation Committee’s meetings, but the Compensation Committee also regularly holds executive sessions not attended by any members of management or non-independent directors. The Compensation Committee discusses Mr. Vamvakas’s compensation package with him, but makes decisions with respect to his compensation outside of his presence.

Audit Committee.  The Audit Committee consists of Messrs. Altig, Davidson and Rindell, with Mr. Altig serving as chairman.  The Audit Committee held five meetings during 2011.  All members of the Audit Committee are independent directors (as independence is currently defined in Rules 5605(a)(2) and 5605(c)(2) of the NASDAQ Listing Rules).  Mr. Altig qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC.  The Audit Committee is governed by a written charter approved by the Board.  The functions of this committee include, among other things:

●          to monitor the Company’s financial reporting process and internal control system;

●          to appoint and replace the Company’s independent outside auditors from time to time, to determine their compensation and other terms of engagement and to oversee their work;

●          to oversee the performance of the Company’s internal audit function; and

●          to oversee the Company’s compliance with legal, ethical and regulatory matters.

Both our independent auditors and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to this committee.  The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties.  It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee, or the Corporate Governance Committee, members are Messrs. Rindell and Altig, and Dr. Karpecki, with Mr. Rindell serving as chairman.  Until February 22, 2012, the committee consisted of Mr. Rindell, Dr. Karpecki and Dr. Graves.  The Corporate Governance Committee held one meeting during 2011.  All members of the Corporate Governance Committee are independent directors, as defined in the NASDAQ Stock Market qualification standards.  The Corporate Governance Committee is governed by a written charter approved by the Board.  The functions of this committee include, among other things:

●          to establish criteria for Board and committee membership and to recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board;

●          to ensure that appropriate processes are established by the Board to fulfill its responsibility for (i) the oversight of strategic direction and development and the review of ongoing results of operations of the Company by the appropriate committee of the Board and (ii) the oversight of the Company’s investor relations and public relations activities and ensuring that procedures are in place for the effective monitoring of the stockholder base, receipt of stockholder feedback and responses to stockholder concerns;

●          to monitor the quality of the relationship between management and the Board and to recommend improvements for ensuring an effective and appropriate relationship; and

●          to make recommendations to the Board regarding corporate governance matters and practices.

Director Nomination Process

Director Qualifications

In evaluating director nominees, the Corporate Governance Committee considers, among others, the following factors:

●          experience, skills and other qualifications in view of the specific needs of the Board and the Company;

●          diversity of background; and

●          demonstration of high ethical standards, integrity and sound business judgment.

The Corporate Governance Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience which are well suited to further the Company’s objectives.  In doing so, the Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Corporate Governance Committee may also consider such other facts as it may deem are in the best interests of the Company and its stockholders.  The Corporate Governance Committee does, however, believe it appropriate for at least one, and, preferably, several, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of an “independent director” under the NASDAQ Stock Market qualification standards.  At this time, the Corporate Governance Committee also believes it appropriate for our Chief Executive Officer to serve as the Chairman of the Board.

Identification and Evaluation of Nominees for Directors

The Corporate Governance Committee identifies nominees for Board membership by first evaluating the current members of the Board willing to continue in service.  Current members with qualifications and skills that are consistent with the Corporate Governance Committee’s criteria for Board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above.  The Corporate Governance Committee generally polls the Board and members of management for their recommendations.  The Corporate Governance Committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts.  The Corporate Governance Committee reviews the qualifications, experience and background of the candidates.  Final candidates are interviewed by our independent directors and Chief Executive Officer.  In making its determinations, the Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best attain success for the Company and represent stockholder interests through the exercise of sound judgment.  After review and deliberation of all feedback and data, the Corporate Governance Committee makes its recommendation to the Board.  Historically, the Corporate Governance Committee has not relied on third-party search firms to identify Board candidates.  The Corporate Governance Committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify and acquire an appropriate candidate.

The Corporate Governance Committee has not received director candidate recommendations from our stockholders and does not have a formal policy regarding consideration of such recommendations since it believes that the process currently in place for the identification and evaluation of prospective members of the Board is adequate.  Any recommendations received from stockholders will be evaluated in the same manner as potential nominees suggested by members of the Board or management.  Stockholders wishing to suggest a candidate for director should write to the Company’s Chief Financial Officer.

Communications with the Board of Directors

Our stockholders may send written correspondence to non-management members of the Board to the Chief Financial Officer or Chief Executive Officer at 7360 Carroll Road, Suite 200, San Diego, California 92121.  Our Chief Financial Officer or Chief Executive Officer will review the communication, and if the communication is determined to be relevant to our operations, policies, or procedures (and not vulgar, threatening, or of an inappropriate nature not relating to our business), the communication will be forwarded to the Chairman of the Board.  If the communication requires a response, our Chief Financial Officer will assist the Chairman of the Board (or other directors) in preparing the response.

Code of Business Conduct and Ethics

We have established a Code of Business Conduct and Ethics that applies to our officers, directors and employees.  The Code of Business Conduct and Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K.  The Code of Business Conduct and Ethics is available on our website at www.tearlab.com.  If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Documents

Our corporate governance documents, including the Audit Committee Charter, Compensation Committee Charter, Corporate Governance Committee Charter and Code of Business Conduct and Ethics are available free of charge on our website at www.tearlab.com.  Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this Annual Report.  We will also provide copies of these documents free of charge to any stockholder upon written request to Investor Relations, TearLab Corporation, 7360 Carroll Road, Suite 200, San Diego, CA 92121.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2011.

The purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions.  The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee and is available on our website at www.tearlab.com.  All of the members of the Audit Committee are independent directors under the NASDAQ and SEC audit committee structure and membership requirements.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young, LLP, the Company’s independent auditors.  Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13A-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.  Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles in the United States of America.

Beginning in fiscal 2004 and continuing through fiscal 2011 (the eighth year of certification), management has implemented a process of documenting, testing and evaluating the Company’s internal control over financial reporting in accordance with the requirements of the Sarbanes-Oxley Act of 2002.  The Audit Committee is kept apprised of the progress of the evaluation and provides oversight and advice to management regarding such compliance.  In connection with this oversight, the Audit Committee receives periodic updates provided by management at each regularly scheduled Audit Committee meeting.  At a minimum, these updates occur quarterly.  At the conclusion of the process, management provides the Audit Committee with a report on the effectiveness of the Company’s internal control over financial reporting which is reviewed and commented upon by the Audit Committee.  The Audit Committee also holds regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, and the results of their quarterly reviews and the annual audit.  The Audit Committee also reviewed Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to our consolidated financial statements and financial statement schedules.  The Audit Committee continues to oversee the Company’s efforts and reviewed management’s report on the effectiveness of its internal control over financial reporting and management’s preparations for the evaluation.

The Committee met on five occasions in 2011.  The Committee met privately in executive session with Ernst & Young LLP as part of each regular meeting.  The Committee Chair held private meetings with the Chief Financial Officer.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”  In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.”  In connection with the foregoing, the Audit Committee has discussed with Ernst & Young LLP their firm’s independence.

Based on their review of the consolidated financial statements and discussions with, and representations from, management and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the U.S. Securities and Exchange Commission.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by our independent auditors, Ernst & Young LLP.  Pre-approval is required for audit services, audit-related services, tax services and other services.  In some cases, the full Audit Committee provides pre-approval of services for up to a year, which may be related to a particular defined task or scope of work and subject to a specific budget.  In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee.  See “Fees for Professional Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2011 and 2010.

April 6, 2012	AUDIT COMMITTEE

Anthony Altig
Thomas N. Davidson
Donald Rindell

Principal Accounting Fees and Services.

In connection with the audit of the 2011 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP, which set forth the terms by which Ernst & Young has performed audit services for the Company.

The following table sets forth the aggregate fees agreed to by the Company for the annual and statutory audits for the fiscal years ended December 31, 2011 and 2010, and all other fees paid by the Company to Ernst & Young during 2011 and 2010:

	For the years ended December 31,
	2011 ($)	2010 ($)
	(in thousands)
Audit Fees	$262.5	$236.0
Audit-Related Fees	42.5	0.0
Tax Fees	0.0	0.0
All Other Fees	0.0	0.0
Totals	$305.0	$236.0

Audit Fees.  Audit fees for the financial years ended December 31, 2011 and 2010 were for professional services provided in connection with the audit of the Company’s annual consolidated financial statements, review of the Company’s quarterly consolidated financial statements, accounting matters directly related to the annual audits, and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees.  Audit-related fees for 2011 were for professional services in connection with SEC registration statements, periodic reports (including Form 8-Ks) and other documents filed with the SEC or other documents issued in connection with securities offerings. Audit-related fees were also incurred for consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory standard setting bodies.  There were no audit-related fees for the fiscal year ended December 31, 2010.

Tax Fees.   There were no tax fees incurred in the last two fiscal years.

All Other Fees.  Ernst & Young LLP did not provide any services in the last two fiscal years, other than those described above.

All audit fees relating to the audit for the financial year ended December 31, 2011, were approved in advance by the Audit Committee.  All audit and non-audit services to be provided by Ernst & Young LLP were, and will continue to be, pre-approved by the Audit Committee.  The table above reflects an additional invoices related to services provided in fiscal 2011 received by the Company in April 2012 amounting to $17,500 and $10,500 in audit fees and audit-related fees.  Accordingly, the amounts in the table above differ from those reported in the amendment to our Annual Report on Form 10-K filed on April 10, 2012 by such additional amounts.

Compensation of Directors

Directors who are not employees are entitled to receive annual grants of an option to purchase 15,000 shares of the Company’s common stock and annual compensation of $15,000.  Committee chairmen receive additional annual compensation of $5,000.  Directors also receive $1,500, $1,000 and $500 for attendance at each Board, committee and telephonic meeting, respectively.  A cap of $2,500 has been set on payments for meeting attendance on any one day.  On June 18, 2009, the directors agreed to waive cash compensation for their director fees and on September 30, 2009, the directors agreed to receive options in lieu of the cash compensation under the terms of the 2002 Stock Incentive Plan.  Accordingly, directors are compensated for meeting attendance in shares with a value equivalent to the amounts noted above, as determined using the Black-Scholes option pricing methodology.

Director Attendance at Annual Meetings

Although the Company does not have a formal policy regarding attendance by members of the Board at our Annual Meeting, we encourage all of our directors to attend.  All of the Company’s directors attended our 2011 Annual Meeting, our most recent Annual Meeting, in person.

Director Independence

The Board of Directors has determined that each of the director nominees standing for election, except Elias Vamvakas and Adrienne Graves are independent directors under the NASDAQ Stock Market qualification standards.  In determining the independence of our directors, the Board considered all transactions in which the Company and any director had any interest, including those discussed under “Certain Relationships and Related Transactions” below.

Board Leadership Structure

The Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee.  The offices of Chief Executive Officer and Chairman of the Board have been at times combined and at times separated, and the Board considers such combination or separation in conjunction with, among other things, its succession planning processes.  The Board believes that it should be free to make a choice regarding the leadership structure from time to time in any manner that is in our and our stockholders’ best interests.

We currently have combined the roles Chairman of the Board and Chief Executive Officer.  The Board does not have a lead independent director.  We believe this is appropriate because the Board includes a number of seasoned independent directors.  In concluding that having Mr. Vamvakas serve as Chief Executive Officer and Chairman of the Board represents the appropriate structure for us at this time, the Board considered the benefits of having the Chief Executive Officer serve as a bridge between management and the Board, ensuring that both groups act with a common purpose.  The Board also considered Mr. Vamvakas’ knowledge regarding our operations and the industry in which we compete and his ability to promote communication, to synchronize activities between the Board and our senior management and to provide consistent leadership to both the Board and the Company in coordinating our strategic objectives.  The Board further concluded that the combined role of Chairman of the Board and Chief Executive Officer ensures there is clear accountability.

Board Role in Risk Oversight

While each of the committees of the Board evaluate risk in their respective areas of responsibility, our Corporate Governance Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board.  We believe that employing a committee specifically focused on our Company’s risk profile is beneficial, given the increased importance of monitoring risks in the current economic and business climate.  The Corporate Governance Committee discusses the Company’s risk profile, and the Corporate Governance Committee reports to the full Board on the most significant risk issues.  The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements.

While the Board and the Corporate Governance Committee oversee the Company’s risk management, Company management is ultimately responsible for day-to-day risk management activities.  We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that the Board leadership structure supports this approach.

Board of Directors’ Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTOR OF EACH NOMINEE LISTED ABOVE.

Executive Compensation and other Information.

Our Executive Officers

The following table sets forth the name and position of each of the persons who were serving as our named executive officers as of March 15, 2012.

Name	Age	Position
Elias Vamvakas	53	Chairman of the Board and Chief Executive Officer
Stephen Zmina	58	Vice President, Manufacturing & Engineering
Robert Walder	59	Vice President, Operations

Stephen Zmina has served as our Vice President of Manufacturing & Engineering since October of 2006. Mr. Zmina has more than 28 years of product development experience in a number of high technology industries including medical, telecommunications, semiconductor, and industrial and high volume consumer products. His wide range of skills include product development, product marketing, manufacturing, and operations. Prior to TearLab Corporation, Mr. Zmina was the Vice President of Product Development at Thermoscan, in San Diego, California, developing professional and consumer infrared ear thermometers. He has also been responsible for the development of a variety of high volume consumer products for Tandy Electronics. While at Tandy, his product development team developed over 40 new, high volume consumer products. He introduced digital signal processing into very low cost consumer products to significantly improve product performance and value to the customer. Mr. Zmina has also held a number of other executive level positions in the semiconductor and power supply industries, developing products for the consumer and industrial markets. Steve has BSEE and MSEE degrees from Purdue University in semiconductor electronics.

Robert Walder, PA-C, has over 30 years of healthcare and management experience, both as a caregiver and senior manager. Mr. Walder joined TearLab Corporation as Vice President of Operations in 2008. He is also a principal in The Samaritan Group, a consulting group specializing in medical services. Previously, he was the Vice President of Clinical Operations with Digirad Corp., a leading developer of solid state gamma cameras and the largest provider of in-office cardiology imaging services from 2000 to 2008. In addition, Mr. Walder currently serves on the board of directors for the Country Club of Rancho Bernardo, a privately held company.  Prior to Digirad, Mr. Walder was the Business Unit Manager for Abbott Laboratories. Abbott Labs is a global organization that develops, manufactures and distributes healthcare products and pharmaceuticals. Mr. Walder graduated from California State College with Bachelors of Science degree in Electrical Engineering, the University of Southern California with a Baccalaureate degree in Medicine and the University of Phoenix with degrees in Business Administration and Management.

A biography for Elias Vamvakas can be found in the section entitled Information Regarding Directors above.

Executive Compensation

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2011 and 2010 by our Chief Executive Officer and our other two most highly compensated executive officers who were employed by us as of December 31, 2011.  We refer to our Chief Executive Officer and these other executive officers as our “named executive officers” elsewhere in this document.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Elias Vamvakas	2011	234,558	17,592	—	27,076	279,226
Chairman and Chief Executive Officer	2010	—	—	—	28,584	28,584
Stephen Zmina	2011	180,000	16,200	—	21,397	217,597
Vice President, Manufacturing & Engineering	2010	180,000	30,000	—	18,726	228,726
Robert Walder	2011	180,000	13,950	—	22,523	216,473
Vice President, Operations	2010	180,000	30,000	—	21,529	231,529

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2011, including the value of the stock awards.
	Option Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date
	(#) Exercisable	(#) Unexercisable	($)
Elias Vamvakas (1)	184	—	32.50	8/1/2012
Elias Vamvakas (2)	20,000	—	24.75	7/1/2013
Elias Vamvakas (3)	—	4,500	51.25	3/30/2015
Elias Vamvakas (4)	12,000	—	47.50	8/3/2016
Elias Vamvakas (5)	4,000	—	27.75	7/3/2017
Elias Vamvakas (6)	626,164	—	2.63	10/6/2018
Elias Vamvakas (7)	15,000	—	2.00	6/18/2019
Elias Vamvakas (8)	14,899		1.22	9/30/2019
Elias Vamvakas (9)	90,000	45,000	1.22	9/30/2019
Elias Vamvakas (10)	100,000	—	1.22	9/30/2019
Elias Vamvakas (11)	200,000	—	1.22	9/30/2019
Stephen Zmina (12)	56,129	—	2.25	10/1/2016
Stephen Zmina (13)	16,667	8,333	1.99	3/3/2019
Stephen Zmina (14)	12,581	6,290	1.22	9/30/2019
Robert Walder (15)	13,782	---	3.12	12/8/2018
Robert Walder (16)	20,000	10,000	1.99	3/3/2019
Robert Walder (17)	37,479	18,739	1.22	9/30/2019

(1)	184 post-split options were granted on August 1, 2002, under the Plan. These time-based options have fully vested.
(2)	20,000 post-split options were granted on July 1, 2003, under the Plan. These time-based options have fully vested.
(3)
4,500 post-split options were granted on March 30, 2005, under the Plan.  These performance-based options were to vest as follows: (a) as to 100% when and if the Company receives the approval that it is seeking from the U.S. Food and Drug Administration for the RHEO System for use in the Rheopheresis treatment of non-exudative age-related macular degeneration (the “FDA Approval”), if the FDA Approval is received on or before November 30, 2006; (b) as to 80% when and if the Company receives the FDA Approval, if the FDA Approval is received after November 30, 2006 but on or before January 31, 2007; (c) as to 60% when and if the Company receives the FDA Approval, if the FDA Approval is received after January 31, 2007.

(4)	12,000 post-split options were granted on August 3, 2006, under the Plan. These options vested fully upon the date of grant.
(5)	4,000 post-split options were granted on July 3, 2007, under the Plan. These time-based options have fully vested.
(6)	626,164 post-split options were granted on October 6, 2008, under the Plan. These options vested fully upon the date of grant.
(7)	15,000 options were granted on June 18, 2009, under the Plan. These time-based options have fully vested.
(8)	14,899 options were granted on September 30, 2009, under the Plan. These options vested fully upon the date of grant.
(9)	135,000 options were granted on September 30, 2009, under the Plan. These time-based options vest annually in 1/3 installments, starting on the one year anniversary of the date of grant.
(10)
100,000 options were granted on September 30, 2009, under the Plan.  These time-based options vest monthly in 1/6 installments, starting on June 30, 2009.  Vesting commencement was subject to stockholder approval of an increase in authorized shares reserved for issuance under the Plan.

(11)
200,000 options were granted on September 30, 2009, under the Plan.  These time-based options vest monthly in 1/12 installments, starting on January 1, 2010.  Vesting commencement was subject to stockholder approval of an increase in authorized shares reserved for issuance under the Plan.

(12)	56,129 post-split options were granted on October 1, 2006, under the Plan. These time-based options are fully vested.
(13)	25,000 options were granted on March 3, 2009, under the Plan. These time-based options vest annually in 1/3 installments, starting on the one year anniversary of the date of grant.
(14)	18,871 options were granted on September 30, 2009, under the Plan. These time-based options vest annually in 1/3 installments, starting on the one year anniversary of the date of grant.
(15)	13,782 options were granted on December 8, 2008, under the Plan. These time-based options are fully vested.
(16)	30,000 options were granted on March 3, 2009, under the Plan. These time-based options vest annually in 1/3 installments, starting on the one year anniversary of the date of grant.
(17)	56,218 options were granted on September 30, 2009, under the Plan. These time-based options vest annually in 1/3 installments, starting on the one year anniversary of the date of grant.

Employment Arrangements and Change of Control Arrangements

Eric Donsky

On July 13, 2009, the Company and Mr. Donsky entered a Separation Agreement and Release.  Pursuant to that agreement, 50% of the unvested options to purchase shares of the Company’s common stock held by Mr. Donsky as of July 21, 2009 became fully vested on that date and such stock options shall remain exercisable for a period of 30 months from June 29, 2009.  Mr. Donsky also received severance payments totaling $84,190, $81,156 of which was paid in 2009.  The Company has no further obligation to Mr. Donsky related to the termination of his employment.

William Dumencu

On February 25, 2008, the Company entered into an employment agreement with Mr. Dumencu, the Company’s Chief Financial Officer and Treasurer.  His annual base salary is CDN$184,271.  At the Board’s discretion based on measurable objectives, he is entitled to an annual bonus of 25% of his annual salary.  Mr. Dumencu is entitled to receive, and has received, stock options pursuant to the 2002 Stock Option Plan at the discretion of the Board.  Mr. Dumencu’s employment may be terminated for cause, as defined in the agreement.

On October 6, 2008, the Company and Mr. Dumencu entered a Separation Agreement and Release.  Pursuant to that agreement, the Company granted options to purchase 37,665 shares of the Company’s common stock at a price of $2.63 per share to Mr. Dumencu.  The options are immediately exercisable and will expire on October 6, 2018.  In addition, Mr. Dumencu agreed to amend the August 1, 2003 employment agreement between the Company and Mr. Dumencu, such that his severance entitlement would be equal to three months salary plus 2.5% of such amount in respect of his entitlement to benefits.

We have no written employment or severance agreements with any other named executive officer.

On December 12, 2008, the Board approved cash bonuses to certain of the Company’s officers, referred to as the 2008 Bonus Plan.  Under the terms of the 2008 Bonus Plan, a bonus of $50,000 may be payable to each of Tracy Puckett, Vice President, Marketing, Steve Zmina, Vice President, Manufacturing & Engineering, Michael Berg, Vice President, Clinical and Regulatory Operations, Benjamin Sullivan, Chief Scientific Officer and Robert Walder, Vice President, Operations. Subsequent to the initial approval of the 2008 Bonus Plan, the Board approved eligibility for bonuses of $50,000 under the 2008 Plan to each William Dumencu, the Chief Financial Officer and Duane Morrison, the Vice President, Sales.  Elias Vamvakas, Chief Executive Officer and Chairman of the Board is eligible for a $100,000 bonus under the 2008 Plan.  In addition, Dr. Michael Lemp and Dr. David Eldridge, both of whom are consultants to the company, are eligible for bonuses of the same amounts under the 2008 Bonus Plan.  In each case, such bonuses became payable in cash upon the satisfaction of both of the following conditions: (i) the closing of a financing approved by the Board satisfied on July 15, 2009; and (ii) upon receipt of a CLIA waiver related to the Company’s TearLab product which occurred on January 23, 2012.

On April 17, 2012, the Compensation Committee approved an increase in the annual salary for Elias Vamvakas, the Company’s Chief Executive Officer, from Cdn.$240,000 to Cdn.$360,000, as well as a cash bonus of Cdn.$60,000 to be paid to Mr. Vamvakas.  The Committee also recommended to the Board, and on April 17, 2012 the Board approved, the payment of cash bonuses to certain of the Company’s executive officers, referred to as the Bonus.

Under the terms of the Bonus, the Company will pay bonuses to certain of the Company’s executive officers, including our named executive officers, totaling approximately $270,000, including the bonus payable to Mr. Vamvakas discussed above.  The amounts payable under the Bonus to Steve Zmina, Robert Walder and William Dumencu are $24,375, $24,863 and Cdn.$24,473, respectively.

Option Exercises and Stock Vested at Fiscal Year End

There were no options exercised by our named executive officers during the fiscal year ended December 31, 2011.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Non-Employee Director Compensation

The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the non-employee members of the Board for the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony E. Altig	—	—	27,999	—	—	—	27,999
Thomas N. Davidson, Jr.	—	—	21,874	—	—	—	21,874
Adrienne L. Graves	—	—	26,625	—	—	—	26,625
Paul M. Karpecki	—	—	20,500	—	—	—	20,500
Richard Lindstrom	—	—	21,999	—	—	—	21,999
Donald Rindell	—	—	27,000	—	—	—	27,000
Brock Wright	—	—	22,500	—	—	—	22,500

(1)
The values set forth in this column are based on the full grant date fair value of stock option awards, computed in accordance with the provisions of FASB ASC Topic 718, using the Black-Scholes pricing model, utilizing certain assumptions as outlined in the footnotes to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.  These stock options include time-based stock options earned during the year ended December 31, 2011.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of the Company.  None of the Company’s executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or the board of directors of any other entity that has one or more executive officers serving as a member of the Board or the Compensation Committee of the Company.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Company maintains directors’ and officers’ liability insurance.  Under this insurance coverage, the insurer pays, on the Company’s behalf, for losses for which the Company indemnifies its directors and officers and, on behalf of individual directors and officers, losses arising during the performance of their duties for which the Company does not indemnify them.  The total limit for the policy is $10,000,000 per policy term, subject to a deductible of $500,000 per claim with respect to corporate indemnity provisions and $500,000 if the claim relates to securities law claims.  In addition, the Company has implemented a Side A DIC policy which is additional protection for the directors and officers in the event the company is legally not permitted or financially unable to indemnify.  The level of insurance is $2,500,000 in excess of the basic $10,000,000 insurance.  The total premiums in respect of the directors’ and officers’ liability insurance paid in the financial year ended December 31, 2011 were approximately $96,000.  The directors’ and officers’ liability insurance policy is effective from December 7, 2011 to December 7, 2012.  The insurance policy does not distinguish between directors and officers as separate groups.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth information as of February 15, 2012 regarding the beneficial ownership of our common stock by (i) each person we know to be the beneficial owner of 5% or more of our common stock, (ii) each of our current executive officers, (iii) each of our directors and (iv) all of our current executive officers and directors as a group.  Information with respect to beneficial ownership has been furnished by each director, executive officer or 5% or more stockholder, as the case may be.

Percentage of beneficial ownership is calculated based on 20,414,993 shares of common stock outstanding as of February 15, 2012.  Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants or other securities that are immediately exercisable or convertible or exercisable or convertible within 60 days of February 15, 2012.  Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the address for each person set forth on the table below is c/o Tearlab Corporation, 7360 Carroll Road, Suite 200, San Diego, California 92121.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholder
Eric Donsky (1)	1,547,000	7.6%
RA Capital Management, LLC (2)	1,020,545	5.0%
DAFNA Capital Management, LLC (3)	1,373,400	6.7%
Blackwell Partners, LLC (4)	1,269,300	6.0%
Executive Officers and Directors:
Elias Vamvakas (5)	2,629,769	12.2%
William Dumencu (6)	87,755	*
Stephen Zmina (7)	93,709	*
Paul Karpecki (8)	78,542	*
Richard Lindstrom (9)	275,924	1.3%
Adrienne Graves (10)	79,318	*
Donald Rindell (11)	117,908	*
Anthony Altig (12)	141,880	*
Brock Wright (13)	684,472	3.3%
Thomas N. Davidson, Jr. (14)	411,606	2.0%
Michael Lemp (15)	322,039	1.6%
David C. Eldridge (16)	242,949	1.2%
Duane Morrison (17)	33,333	*
Michael Berg (18)	117,780	*
Benjamin Sullivan (19)	355,515	1.7%
Robert Walder (20)	82,555	*
Tracy Puckett (21)	120,262	*
All directors and executive officers as a group (17 people) (22)	5,875,316	25.1%

(*)	Represents beneficial ownership of less than 1%.
(1) Eric Donsky’s address is 11 N. Vista De Catalina, Laguna Beach, CA 92651.
(2) RA Capital Management’s address is 20 Park Plaza, Suite 1200, Boston, MA 02116.
(3)	DAFNA Capital Management’s address is 10990 Wilshire Blvd., Suite 1400, Los Angeles, CA 90024.
(4)	Blackwell Partners, LLC's address is 406 Blackwell Street, Suite 300, Durham, NC 27701.
(5)
Includes (a) 1,082,247 shares subject to options exercisable within 60 days of February 15, 2012; (b) 1,033,486 shares held beneficially by Mr. Vamvakas through his relationship with Greybrook Corporation, which includes 19,375 shares subject to warrants  exercisable within 60 days of February 15, 2012; (c) 294,028 shares held beneficially by Mr. Vamvakas through his relationship with Merchant Securities, Inc.; and (d) 220,008 shares held by Mr. Vamvakas, which includes 104,604 shares subject to warrants exercisable within 60 days of February 15, 2012.

(6)	Includes 87,755 shares subject to options exercisable within 60 days of February 15, 2012.
(7)	Includes 93,709 shares subject to options exercisable within 60 days of February 15, 2012.
(8)	Includes 74,542 shares subject to options exercisable within 60 days of February 15, 2012.
(9)	Includes 90,181 shares subject to options exercisable within 60 days of February 15, 2012, and 6,250 shares subject to warrants exercisable within 60 days of February 15, 2012.
(10)	Includes 79,189 shares subject to options exercisable within 60 days of February 15, 2012.
(11)	Includes 117,908 shares subject to options exercisable within 60 days of February 15, 2012.
(12)	Includes 86,880 shares subject to options exercisable within 60 days of February 15, 2012, and 27,500 shares subject to warrants exercisable within 60 days of February 15, 2012.
(13)	Includes 42,568 shares subject to options exercisable within 60 days of February 15, 2012, and 6,249 shares subject to warrants exercisable within 60 days of February 15, 2012.
(14)
Includes (a) 37,737 shares subject to options exercisable within 60 days of February 15, 2012; (b) 343,869 shares held beneficially by Mr. Davidson through his relationship with Cardinal Crest Partners, 7 Sunrise Cay, Key Largo, Florida 33037, which includes 100,000 shares subject to warrants exercisable within 60 days of February 15, 2012; and (c) 30,000 shares held by Mr. Davidson Jr., which includes 15,000 shares subject to warrants exercisable within 60 days of February 15, 2012.

(15)	Includes (a) 150,443 shares subject to options exercisable within 60 days of February 15, 2012; (b)171,596 shares held beneficially by Mr. Lemp through his relationship with his Family Trust.
(16)	Includes 105,441 shares subject to options exercisable within 60 days of February 15, 2012.
(17)	Includes 33,333 shares subject to options exercisable within 60 days of February 15, 2012.
(18)	Includes 93,709 shares subject to options exercisable within 60 days of February 15, 2012.
(19)	Includes 355,515 shares subject to options exercisable within 60 days of February 15, 2012.
(20)	Includes 80,111 shares subject to options exercisable within 60 days of February 15, 2012.
(21)	Includes 84,953 shares subject to options exercisable within 60 days of February 15, 2012.
(22)	See footnotes 5 through 21 inclusive.

Equity Compensation Plan Information

The following table provides information regarding the equity compensation plans as of December 31, 2011.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plans approved by security holders (1)	3,690,654	3.34	136,958
Plans not approved by security holders
The 2007 Warrants (2)	127,050	46.25	––
The Cowen Warrants (3)	4,447	46.25	––
The June 2011 Debt Warrants (4)	3,846,154	1.86
The June 2011 PIPE Warrants (5)	109,375	1.60	––
Total	4,087,026	3.28	––

(1)
For discussion of the 2002 Stock Incentive Plan, which was approved by the security holders, please refer to footnote 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
On February 6, 2007, pursuant to a securities purchase agreement (the “2007 Securities Purchase Agreement”), the Company issued warrants to certain investors.  The warrants are exercisable for a period of five-years into an aggregate of 106,838 shares of the Company’s common stock at $46.25 per common share.

(3)
On February 6, 2007, the Company issued a warrant to Cowen and Company, LLC in partial payment of the placement fee payable for the services it had rendered as the placement agent in connection with the 2007 Securities Purchase Agreement.  The warrant is a five-year warrant exercisable into an aggregate of 3,740 shares of the Company’s common stock.  The per share exercise price of the warrant is $46.25, and it became exercisable on August 6, 2007.

(4)
On June 30, 2011, pursuant to a private placement financing, the Company issued warrants to certain investors.  The warrants are five-year warrants exercisable into an aggregate of 3,846,154 shares of the Company’s common stock at $1.86 per common share.

(5)
On June 13, 2011, pursuant to a conversion and retirement of the Company’s outstanding Financing obligations, the Company issued warrants to certain investors.  The warrants are five-year warrants exercisable into an aggregate of 109,375 shares of the Company’s common stock at $1.60 per common share.

Certain Relationships and Related Transactions.

Except for the transactions described below, since January 1, 2011, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $105,380 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest.  All future transactions between us and any of our directors, executive officers or related parties will be subject to the review and approval of our Audit Committee.  In accordance with its charter, the Audit Committee is responsible for reviewing and approving all related party transactions for potential conflicts of interest on an ongoing basis.

Interests of Insiders in Prior and Proposed Transactions

Dr. Adrienne Graves

On February 22, 2012 the Company entered into an agency agreement, or the Agreement, with Dr. Adrienne Graves, a member of the Board.  Pursuant to the terms of the Agreement, Dr. Graves will oversee identifying and leading discussions with potential partners for commercialization of the TearLab Osmolarity System in Japan.  The Agreement may be terminated by either party in the event of an uncured breach, and, six months after the date of the Agreement it may be terminated by either party upon sixty days prior written notice. Unless extended by agreement of the parties, the Agreement shall automatically terminate on February 22, 2013.

As consideration for the services to be rendered by Dr. Graves under the Agreement, the Company is obligated to pay Dr. Graves a fee for each contract entered into by the Company that was facilitated by Dr. Graves under the terms of the Agreement.  The fee payable is equal to three percent of all consideration actually received by the Company, net of royalties due to the University of California San Diego, provided that such fee shall not exceed one million U.S. dollars and shall not be less than one hundred thousand U.S. dollars.  As of April 15, 2012, no such contracts have been entered into by the Company.

The Company has also agreed to indemnify Dr. Graves from and against any and all claims, losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) incurred in connection with the Agreement.  However, such indemnification is not required with respect to losses caused by Dr. Graves’s negligence, reckless or intentionally wrongful acts, willful misconduct or willful material breach of the Agreement.

In connection with the Company’s entry into the Agreement, on February 22, 2012 Dr. Graves removed herself as a member of the Company’s Compensation Committee and Corporate Governance and Nominating Committee.

Science with Vision

On August 20, 2009, the Company entered into a distribution agreement with Science with Vision, pursuant to which Science with Vision obtained exclusive Canadian distribution rights with respect to the Company’s products.  The Company began selling products through the Canadian distributor in 2010. Sales to this distributor for the years ended December 31, 2011 and 2010 were $71,000 and $97,000, respectively, and the outstanding accounts receivable balances due at December 31, 2011 and 2010 were $4,000 and $33,000, respectively.  The Company’s chairman of the board of directors and chief executive officer has a material financial interest in Science with Vision.

No Other Interests of Insiders

None of the principal stockholders, senior officers or directors of the Company or the proposed nominees for election as directors of the Company, or any of their associates or subsidiaries, has any other interest in any other transaction since January 1, 2011 or any other proposed transaction that has materially affected or would materially affect the Company or its subsidiaries.

We believe that all of the transactions described above were on terms at least as favorable to us as they would have been had we entered into those transactions with unaffiliated third parties.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF THE 2002 STOCK INCENTIVE PLAN

At the Annual Meeting, the stockholders will be asked to approve an amendment and restatement of the Company’s 2002 Stock Incentive Plan, or the Incentive Plan.  Prior to this amendment and restatement the Incentive Plan was known as the Company’s 2002 Stock Option Plan, or the Option Plan.  The Option Plan was adopted and approved by our stockholders in June 2002.  As of April 15, 2012, a total of 3,200,000 shares have been authorized for issuance under the Option Plan.

On February 2, 2012 the Board approved, subject to stockholder approval, a proposal to amend and restate the Option Plan, to provide for the following:

•	Permit the granting of restricted stock and restricted stock units;

•	To change the name of the plan from the Option Plan to the Incentive Plan;

•	Extend the term of the Incentive Plan with respect to granting incentive stock options for 10 years from the date hereof;

•	To authorize the granting of awards under the plan which would comply with the performance-based compensation requirements of Section 162(m) of the U.S. tax Code; and

•	To make certain other amendments to update the Incentive Plan.

In addition, the Board approved a proposal to amend the Incentive Plan to increase the shares reserved for issuance thereunder by 1,000,000 shares, subject to stockholder approval.

The Board believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value.  The Board believes that plans such as the Incentive Plan increase the Company’s ability to achieve this objective by allowing for several different forms of long-term incentive awards, which the Board believes will help us recruit, reward, motivate and retain talented personnel.  The Incentive Plan, as proposed to be amended, provides for the grant of stock appreciation rights, stock options, restricted stock and restricted stock units.  As of April 15, 2012, options to purchase 3,746,396 shares (representing 17.2% of the total number of shares of our common stock currently outstanding) were issued and outstanding under the Option Plan, options to purchase 29,945 shares (representing 0.1% of the total number of shares of our common stock currently outstanding) of our common stock had been exercised, and options to purchase 65,560 shares (representing 0.3% of the total number of shares of our common stock currently outstanding) remained available for future grants.

Vote Required

Approval of the amendment and restatement of the Incentive Plan requires the affirmative vote of holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the Annual Meeting.  If stockholders approve the amendment and restatement of the Incentive Plan, it will replace the Option Plan.

Our executive officers have an interest in this proposal as they may receive awards under the Incentive Plan.

Board of Director’s Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2002 STOCK INCENTIVE PLAN.

Summary of the 2002 Stock Incentive Plan

The following paragraphs provide a summary of the principal features of the Incentive Plan and its operation.  The summary is qualified in its entirety by reference to the Incentive Plan’s full text, a copy of which is attached hereto as Appendix A and which may also be accessed from the SEC’s website at http://www.sec.gov.  In addition, a copy of the Incentive Plan may be obtained upon written request to the Company.

Purpose.  The purpose of the Incentive Plan is to advance the interests of the Company or any parent or subsidiary of the Company (each, a “Participating Company”, and collectively, the “Participating Company Group”) and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

Administration.  The Incentive Plan may be administered by the Board or a committee, which the Board may appoint from among its members (the “Administrator”). Subject to the provisions of the Incentive Plan, the Administrator has the authority to: (1) to determine the persons to whom, and the time or times at which, awards will be granted and the number of shares of stock to be subject to each award; (2) to designate options as incentive stock options or nonstatutory stock options; (3) to determine the fair market value of shares of stock or other property; (4) to determine the terms, conditions and restrictions applicable to each award (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the award, (ii) the method of payment for shares purchased upon the exercise of the award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the award, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the award or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the award, (vi) the effect of the participant’s termination of service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the award or such shares not inconsistent with the terms of the Incentive Plan; (5) to approve one or more forms of award agreement; (6) to amend, modify, extend, cancel, renew, reduce the exercise price of or in any other manner re-price any outstanding award or to waive any restrictions or conditions applicable to any outstanding award or any shares acquired upon the exercise thereof; (7) to accelerate, continue, extend or defer the exercisability of any award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a participant’s termination of service with the Participating Company Group; (8) to prescribe, amend or rescind rules, guidelines and policies relating to the Incentive Plan, or to adopt supplements to, or alternative versions of, the Incentive Plan, including, without limitation, as the Administrator deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted award; and (9) to correct any defect, supply any omission or reconcile any inconsistency in the Incentive Plan or any award agreement and to make all other determinations and take such other actions with respect to the Incentive Plan or any award as the Administrator may deem advisable to the extent not inconsistent with the provisions of the Incentive Plan or applicable law.  All decisions, interpretations and other actions of the Administrator will be final and binding on all holders of options or rights and on all persons deriving their rights therefrom.

Reserved Shares.  Subject to adjustment, the maximum aggregate number of shares of stock that may be issued under the Incentive Plan will be 4,200,000.  This share reserve will consist of authorized but unissued or reacquired shares of stock or any combination thereof.  However, the share reserve, determined at any time, will be reduced by the number of shares subject to the OccuLogix Corporation 1997 Stock Option Plan and the TearLab Corporation 2002 Stock Option Plan, as amended (each, a “Prior Plan Option”, and collectively, the “Prior Plan Options”).  If an outstanding award, including any Prior Plan Option, for any reason expires, is forfeited, or is terminated or canceled or if shares of stock are acquired upon the exercise of an award, including any Prior Plan Option, subject to a Company repurchase option and are repurchased by the Company at the participant’s exercise price, the shares of stock allocable to the unexercised portion of such award or Prior Plan Option or repurchased, forfeited or cancelled shares of stock will again be available for issuance under the Incentive Plan.

Eligibility.  The Incentive Plan provides that awards, other than incentive stock options, may be granted to employees, consultants, and directors.  An incentive stock option may only be granted to a person who is an employee on the effective date of the grant of the option.  “Employees,” “consultants” and “directors” includes prospective employees, prospective consultants and prospective directors to whom awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group.  An incentive stock option granted to a prospective employee upon the condition that such person become an employee will be deemed granted effective on the date such person commences service with a Participating Company.

Options.  The Administrator is able to grant nonstatutory stock options and incentive stock options under the Incentive Plan.  The Administrator determines the number of shares subject to each option, although the Incentive Plan provides that a participant may not receive options and/or stock appreciation rights to purchase more than 1,000,000 shares in any fiscal year.

The Administrator determines the exercise price of options at the time the options are granted, provided that (a) the exercise price per share for an incentive stock option will be not less than the fair market value of a share of stock on the effective date of grant of the option, (b) the exercise price per share for a nonstatutory stock option will be not less than eighty-five percent (85%) of the fair market value of a share of stock on the effective date of grant of the option, and (c) no option granted to any participant who owns 10% of the voting power of all classes of a Participating Company’s outstanding capital stock will have an exercise price per share less than one hundred ten percent (110%) of the fair market value of a share of stock on the effective date of grant of the option.  However, an option may be granted with an exercise price lower than the minimum exercise price if the option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

The term and vesting schedule of each option will be stated in the award agreement.  The term of an option may not exceed 10 years, except that, with respect to any participant who owns more than 10% of the voting power of all classes of a Participating Company’s outstanding capital stock, the term of an incentive stock option may not exceed 5 years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the award agreement. If no such period of time is stated in the participant’s award agreement, the participant will generally be able to exercise his or her option for (i) 3 months following his or her termination for reasons other than death or disability, and (ii) 12 months following his or her termination due to death or disability. In no event may an option be exercised later than the expiration of its term.

If a sale of the shares underlying the option would subject the participant to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, the option will remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the participant’s termination of service, or (iii) the option expiration date.  If the participant is subject to a Company-imposed trading blackout, the option generally will remain exercisable until the end of the tenth (10th) business day after the trading blackout.

During the lifetime of the participant, an option will be exercisable only by the participant or participant’s guardian or legal representative.  Options are generally not assignable or transferable by the participant, except by will or by the laws of descent and distribution.  However, to the extent permitted by the Administrator, a nonstatutory stock option will be assignable or transferable subject to the limitations of applicable law.

Stock Appreciation Rights.  Stock appreciation rights are rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant.  The Administrator will be able to grant stock appreciation rights to any participant in connection with the grant of any option.  Any grant of stock appreciation rights will be included in the option agreement.  Stock appreciation rights will be exercisable only at the same time, by the same person and to the same extent, that the option related thereto is exercisable.  Upon exercise of any stock appreciation right, the corresponding portion of the related Option will be surrendered to the Company.  The Company has the absolute right, at any time and from time to time, to require a participant to exercise an option in lieu of the related stock appreciation right.

Restricted Stock.  Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Subject to the terms and conditions of the Incentive Plan, restricted stock may be granted to employees, consultants or directors at any time and from time to time at the discretion of the Administrator. The Administrator will have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied. However, no participant will be granted more than 750,000 shares of restricted stock or restricted stock units in any of the Company’s fiscal years.

Unless the Administrator determines otherwise, the Company as escrow agent will hold shares of restricted stock until the restrictions on such shares of restricted stock have lapsed.  During the period of restriction, participants holding shares of restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid with respect to those shares of restricted stock, unless the Administrator provides otherwise.  If any dividends or distributions are paid in shares of stock, the shares of stock will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid. Each restricted stock grant will be evidenced by an agreement that will specify the purchase price (if any) and such other terms and conditions as the Administrator will determine.  Shares of restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction.

Restricted Stock Units.  Restricted stock units represent a right to receive shares at a future date determined in accordance with the participant’s award agreement.  No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the Award, the consideration for which is furnished in the form of the participant’s service to the Company.  In determining whether an Award of restricted stock units should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting it determines to be appropriate.  No participant will be granted more than 750,000 shares of restricted stock or restricted stock units in any of the Company’s fiscal years.

Transferability.  Generally, a Participant may not assign or transfer his or her option except by will or by the laws of descent and distribution, and during the Participant's lifetime, the option will be exercisable only by the Participant or the Participant's guardian or legal representative. However, to the extent permitted by the Board, in its discretion, and set forth in the Option Agreement evidencing such Option, a nonstatutory stock option will be assignable or transferable subject to the applicable limitations, if any, described in Section 260.140.41 of Title 10 of the California Code of Regulations, Rule 701 under the Securities Act, and the General Instructions to Form S-8 Registration Statement under the Securities Act.

Unless otherwise provided in the award agreement, shares of restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction.

Change in Control.  An “Ownership Change Event” will be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.  A “Change in Control” means an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a sale, exchange, or transfer of all or substantially all of the assets of the Company, the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be.  Indirect beneficial ownership includes, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, either directly or through one or more subsidiary corporations or other business entities.  The Board will have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination will be final, binding and conclusive.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof (the “Acquiring Corporation”), may, without the consent of the participant, either assume the Company’s rights and obligations under outstanding awards or substitute for outstanding awards substantially equivalent awards for the Acquiring Corporation’s stock.  In the event that the Acquiring Corporation does not assume or substitute for the outstanding awards, the participant will fully vest in and have the right to exercise all of his or her outstanding awards, including shares of stock as to which such awards would not otherwise be vested or exercisable.  Any awards which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control will terminate and cease to be outstanding effective as of the date of the Change in Control.  Shares acquired upon exercise of an award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares will continue to be subject to all applicable provisions of the award agreement evidencing such award except as otherwise provided in such award agreement.  Furthermore, if the corporation the stock of which is subject to the outstanding awards immediately prior to a sale or exchange by the stockholders of more than 50% percent of the voting stock of the Company is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding awards will not terminate unless the Administrator otherwise provides in its discretion.  Additionally, if a participant’s service is terminated by reason of an involuntary termination within eighteen (18) months following the effective date of a Change in Control in which the Acquiring Corporation assumes or substitutes for outstanding awards, the shares of stock subject to such participant’s outstanding awards will automatically accelerate and vest in full as of the participant’s termination of service, including shares of stock as to which such awards would not otherwise be vested or exercisable.  Any award so accelerated will remain exercisable until the award’s expiration or, if earlier, the termination of the award, as provided in the participant’s award agreement.

Capitalization Changes.  In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments will be made in the number and class of shares subject to the Incentive Plan and to any outstanding awards, in the ISO Share Issuance Limit, and in the exercise price per share of any outstanding awards.  If a majority of the shares which are of the same class as the shares that are subject to outstanding awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Administrator may unilaterally amend the outstanding awards to provide that such awards are exercisable for New Shares.  In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding awards will be adjusted in a fair and equitable manner as determined by the Administrator, in its discretion.  Any fractional share resulting from an adjustment will be rounded down to the nearest whole number, and in no event may the exercise price of any award be decreased to an amount less than the par value, if any, of the stock subject to the award.  The adjustments determined by the Administrator will be final, binding and conclusive.

Amendment, Suspensions and Termination of the Incentive Plan.  The Board may amend or terminate the Incentive Plan at any time, except that stockholder approval is required for any amendment to the Incentive Plan to the extent required by any applicable laws. No amendment or termination of the Incentive Plan will impair the rights of any participant without the participant’s consent, unless required by applicable law, legislation, regulation or rule.  The Incentive Plan will terminate in April 2022, unless the Board terminates it earlier.

Number of Awards Granted to Employees, Directors and Consultants

The number of awards that an employee, director or consultant may receive under the Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance.  The following table sets forth (i) the aggregate number of shares of common stock subject to options granted under the Option Plan from January 1, 2011, the beginning of our last fiscal year, to December 31, 2011, and (ii) the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Average Exercise Price
Senior Clinical Advisors	68,515	$1.35
All Named Executive Officers, as a group	-	-
All directors who are not Named Executive Officers, as a group	159,763	$1.63
All employees who are not Named Executive Officers, as a group	10,000	$1.90

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the Incentive Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.  No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock and Restricted Stock Units.  A participant will not have taxable income upon grant (unless, with respect to restricted stock, he or she elects to be taxed at that time). Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares or cash received less any amount paid for the shares of our vested common stock.

Tax Effect for Us.  We generally will be entitled to a tax deduction in connection with an award under the Incentive Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). We are not required to withhold any amount for tax purposes on any such income included by the participant.

Section 409A.  Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death).  Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred.  For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the Incentive Plan with a deferral feature will be subject to the requirements of Section 409A.  If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award will recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. We will also have withholding and reporting requirements with respect to such amounts.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP, or Ernst & Young, as our independent auditors for the year ending December 31, 2012 and has directed that management submit the selection of independent auditors to the stockholders for ratification at the Annual Meeting.  Representatives of Ernst & Young will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholders are not required to ratify the selection of Ernst & Young as our independent auditors.  However, we are submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice.  If you fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of the holders of a majority of the shares of our common stock represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Auditors

Our Audit Committee has established a policy that requires that all audit and permissible non-audit services provided by our independent auditors will be pre-approved by the Audit Committee.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors.  Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

Board of Directors’ Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
SELECTION OF ERNST & YOUNG AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, officers and beneficial owners of ten percent or more of our common stock, or the Reporting Persons, are required to report to the SEC on a timely basis the initiation of their status as a Reporting Person and any changes regarding their beneficial ownership of our common stock. The Company believes that, during 2011, the Reporting Persons complied with all Section 16(a) filing requirements, with the following exceptions.

•	On June 13, 2011, the Compensation Committee granted options to Brock Wright, Richard Lindstrom and Elias Vamvakas. The Forms 4 were filed late on June 17, 2011.
•
On January 1, 2011, the Compensation Committee granted options to Tom Davidson, Jr., Donald Rindell, Anthony Altig, Paul Karpecki, Richard Lindstrom and Brock Wright.  The Forms 4 were filed late on January 6, 2011.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2013 must be received by us no later than December 28, 2012, which is 120 days prior to the first anniversary of the mailing date of the proxy, in order to be included in our proxy statement and form of proxy relating to that meeting.  These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement.  A stockholder who wishes to make a proposal at the Annual Meeting of Stockholders to be held in 2013 without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no later than March 13, 2013 unless the date of the Annual Meeting of Stockholders held in 2013 is more than 30 days before or after the one-year anniversary of the Annual Meeting of the Stockholders held in 2012.  If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2013 Annual Meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORT

Our Annual Report for the fiscal year ended December 31, 2011 will be mailed to stockholders of record as of April 9, 2012.  Our Annual Report does not constitute, and should not be considered, a part of this Proxy.

A copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of the Company at such date to any person who was a beneficial owner of our common stock on the Record Date.  Requests should be directed to TearLab Corp., 7360 Carroll Rd., Suite 200, San Diego, California 92121, Attention: Corporate Secretary.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable proxy materials addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are TearLab Corp. stockholders will be “householding” our proxy materials.  A single Notice of Internet Availability of Proxy Materials and Proxy will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, please notify your broker, direct your written request to TearLab Corp., Investor Relations; 7360 Carroll Rd., Suite 200, San Diego, California 92121 or contact TearLab Corp. at (858) 455-6006.  Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their brokers.

OTHER BUSINESS

Our Board of Directors does not know of any matter to be presented at our Annual Meeting which is not listed on the Notice of Annual Meeting and discussed above.  If other matters should properly come before the meeting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

All stockholders are urged to complete, sign, date and return the accompanying Proxy Card.

By Order of the Board of Directors,

/s/ Elias Vamvakas

Elias Vamvakas
Chairman of the Board

Dated: April 27, 2012

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Elias Vamvakas
02 Anthony E. Altig
03 Thomas N. Davidson, Jr.
04 Adrienne L. Graves
05 Paul M. Karpecki
06 Richard L. Lindstrom
07 Donald Rindell
08 Brock Wright

The Board of Directors recommends you vote FOR proposals 2. and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000141862_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

TEARLAB CORPORATION
Annual Meeting of Stockholders
June 6, 2012 8:30 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of Tearlab Corporation (the "Company") hereby appoints Elias Vamvakas, the Chief Executive Officer or, failing him, William G. Dumencu, the Chief Financial Officer and Treasurer of the Company, as proxy of the undersigned, to attend, vote and act for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 6, 2012 at 8:30 a.m., Eastern Daylight Savings Time, at the offices of Torys LLP, 79 Wellington Street West, 33rd Floor, Toronto, Ontario, Canada and at all adjournments thereof, upon the matters listed on the reverse side.

If no choice is selected, the shares held by the undersigned stockholder will be voted FOR each of the proposals.

0000141862_2 R1.0.0.11699

Continued and to be signed on reverse side

APPENDIX A

2002 STOCK INCENTIVE PLAN

TEARLAB CORPORATION

(formerly OCCULOGIX, INC. and formerly VASCULAR SCIENCES CORPORATION)

2002 STOCK INCENTIVE PLAN

AS AMENDED EFFECTIVE AS OF ___________, 2012

1.           Establishment, Purpose and Term of Plan.

1.1           Establishment.  The TearLab Corporation 2002 Stock Incentive Plan (the “Plan”) was originally established effective as of the effective date of the Delaware reincorporation of OccuLogix Corporation (the predecessor corporation to the Company) on June 5, 2002 (the “Original Effective Date”), and is hereby amended and restated effective as of ___________, 2012 (the “Effective Date”).

1.2           Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

1.3           Term of Plan.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed.  However, all Awards shall be granted, if at all, within ten (10) years from the earlier of the date this amended and restated Plan is adopted by the Board or the date the amended and restated Plan is duly approved by the stockholders of the Company.

2.           Definitions and Construction.

2.1           Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)           “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units.

(b)           “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(c)           “Board” means the Board of Directors of the Company.  If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(d)           “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(e)           “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(f)           “Company” means TearLab Corporation, a Delaware corporation, or any successor corporation thereto.

(g)           “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(h)           “Director” means a member of the Board or of the board of directors of any other Participating Company.

(i)           “Disability” means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Participating Company Group because of the sickness or injury of the Participant.

(j)           “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.  The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.  For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)           “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)      If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii)      If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(m)           “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(n)           “Insider” means an Officer, a Director of the Company or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(o)           “Involuntary Termination” means the termination of the Service of any individual which occurs by reason of:

(i)      Such individual’s involuntary dismissal or discharge by the Company for reasons other than Misconduct, or

(ii)      Such individual’s voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

(p)           “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Participating Company), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Participating Company) in a material manner.  The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Participating Company) to discharge or dismiss any Participant or other person in the Service of the Company (or any Participating Company) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

(q)           “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

(r)           “Officer” means any person designated by the Board as an officer of the Company.

(s)           “Option” means a right to purchase Stock pursuant to the terms and conditions of the Plan.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(t)           “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(u)           “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(v)           “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(w)           “Performance Goals” means the goal(s) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award.  As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) revenue, (ii) gross margin, (iii) operating margin, (iv) operating income, (v) pre-tax profit, (vi) pre-tax margin, (vii) earnings before interest, taxes, depreciation and amortization, (viii) net income, (ix) cash flow, (x) operating expenses, (xi) the market price of Stock, (xii) earnings per share, (xiii) earnings yield, (xiv) earnings yield spread, (xv) total stockholder return, (xvi) return on capital, (xvii) return on assets, (xviii) product quality, (xix) economic value added, (xx) number of customers, (xxi) market share, (xxii) return on investments, (xxiii) profit after taxes, (xxiv) customer satisfaction, (xxv) business divestitures and acquisitions, (xxvi) supplier awards from significant customers, (xxvii) new product development, (xxviii) working capital, (xxix) individual objectives, (xxx) time to market, (xxxi) return on net assets, and (xxxii) sales.  The Performance Goals may differ from Participant to Participant and from Award to Award.  Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company, and (v) on a pre-tax or after-tax basis.

(x)           “Period of Restriction” means the period during which the transfer of shares of Restricted Stock are subject to restrictions and therefore, the shares of Stock are subject to a substantial risk of forfeiture.  Such restrictions may be based on Performance Goals, the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Board.

(y)           “Prior Plan Options” means, any option granted pursuant to the OccuLogix Corporation 1997 Stock Option Plan which is outstanding on or after the date on which the Board adopts the Plan or which is granted thereafter and prior to the Original Effective Date.

(z)           “Restricted Stock” means shares of Stock issued pursuant to a Restricted Stock Award under Section 8 of the Plan.

(aa)           “Restricted Stock Unit” means a bookkeeping entry representing the right to receive one share of Stock under Section 9 of the Plan.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(bb)           “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(cc)           “Securities Act” means the Securities Act of 1933, as amended.

(dd)           “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant.  A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, a Participant’s Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement.  The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(ee)           “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(ff)           “Stock Appreciation Right” means a right to surrender to the Company all or a portion of an Option in exchange for an amount equal to the excess, if any, of: (i) the Fair Market Value as of the date such Option or portion thereof is surrendered of the Stock issuable on exercise of such Option or portion thereof over (ii) the exercise price of such Option or portion thereof relating to such stock.

(gg)           “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(hh)           “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

2.2           Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.  Where a Stock Appreciation Right has been granted in conjunction with an Option, the term “Option” shall include the related Stock Appreciation Right where the context permits.

3.           Administration.

3.1           Administration by the Board.  The Plan shall be administered by the Board.  All questions of interpretation of the Plan or of any Award shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2           Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3           Powers of the Board.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a)           to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;

(b)           to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)           to determine the Fair Market Value of shares of Stock or other property;

(d)           to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Award, (ii) the method of payment for shares purchased upon the exercise of the Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Award, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Award or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Award, (vi) the effect of the Participant’s termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Award or such shares not inconsistent with the terms of the Plan;

(e)           to approve one or more forms of Award Agreement;

(f)           to amend, modify, extend, cancel, renew, reduce the exercise price of or in any other manner re-price any outstanding Award or to waive any restrictions or conditions applicable to any outstanding Award or any shares acquired upon the exercise thereof;

(g)           to accelerate, continue, extend or defer the exercisability of any Award or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant’s termination of Service with the Participating Company Group;

(h)           to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(i)           to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4           Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5           Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.           Shares Subject to Plan.

4.1           Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be four million two hundred thousand (4,200,000).  This share reserve shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.  However, the share reserve, determined at any time, shall be reduced by the number of shares subject to Prior Plan Options.  If an outstanding Award, including any Prior Plan Option, for any reason expires, is forfeited, or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Award, including any Prior Plan Option, subject to a Company repurchase option and are repurchased by the Company at the Participant’s exercise price, the shares of Stock allocable to the unexercised portion of such Award or Prior Plan Option or repurchased, forfeited or cancelled shares of Stock shall again be available for issuance under the Plan.  However, except as adjusted pursuant to Section 4.2, in no event shall more than four million two hundred thousand (4,200,000) shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options (the “ISO Share Issuance Limit”).

4.2           Adjustments for Changes in Capital Structure.  In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, in the ISO Share Issuance Limit set forth in Section 4.1, and in the exercise price per share of any outstanding Awards.  If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 11.1) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are exercisable for New Shares.  In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion.  Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award.  The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.           Eligibility and Award Limitations.

5.1           Persons Eligible for Awards.  Awards may be granted only to Employees, Consultants, and Directors.  For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group.  Eligible persons may be granted more than one (1) Award.  However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.2           Option Grant Restrictions.  Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.  An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

5.3           Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options.  For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.  If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code.  If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Participant may designate which portion of such Option the Participant is exercising.  In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first.  Separate certificates representing each such portion shall be issued upon the exercise of the Option.

5.4           Section 162(m) of the Code Limitation.  No Employee may be granted, in any Company fiscal year: (a) Options and/or Stock Appreciation Rights to purchase more than 1,000,000 shares of Stock; or (b) Restricted Stock or Restricted Stock Units to acquire more than 750,000 shares of Stock.

6.           Terms and Conditions of Options.

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish.  No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement.  Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1           Exercise Price.  The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) no Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.  Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2           Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company.  Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3           Payment of Exercise Price.

(a)           Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (v) by any combination thereof.  The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 10, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)           Limitations on Forms of Consideration.

(i)      Tender of Stock.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.  Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii)      Cashless Exercise.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

(iii)                 Payment by Promissory Note.  No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law.  Any permitted promissory note shall be on such terms as the Board shall determine.  The Board shall have the authority to permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company.  Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

6.4           Tax Withholding.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof.  Alternatively or in addition, in its discretion, the Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof.  The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.  The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

6.5           Repurchase Rights.  Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Option is granted.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

6.6           Effect of Termination of Service.

(a)           Option Exercisability.  Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with this Section 6.6 and thereafter shall terminate:

(i)      Disability.  If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).

(ii)      Death.  If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.  The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months (or such longer period of time as determined by the Board, in its discretion) after the Participant’s termination of Service.

(iii)                 Other Termination of Service.  If the Participant’s Service terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)           Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 11 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c)           Extension if Participant Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

(d)           Extension during Blackout Period.  Notwithstanding the foregoing, if there is in effect during the applicable time periods set forth in Section 6.6(a) a Company-imposed trading blackout to which the Participant is subject (including a Participant that is an Insider) and provided that neither Section 6.6(b) nor Section 6.6(c) is applicable to the circumstances at hand, the Option shall remain exercisable until the end of the tenth business day following the end of the trading blackout.

6.7           Transferability of Options.  During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in Section 260.140.41 of Title 10 of the California Code of Regulations, Rule 701 under the Securities Act, and the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.           Terms and Conditions of Stock Appreciation Rights.

7.1           Grant of Stock Appreciation Rights.  The Committee may, from time to time, grant Stock Appreciation Rights to any Participant in connection with the grant of any Option.  Any such grant of Stock Appreciation Rights shall be included in the Option Agreement.

7.2           Specific Terms of Stock Appreciation Rights.  Stock Appreciation Rights shall be exercisable only at the same time, by the same person and to the same extent, that the Option related thereto is exercisable.  Upon exercise of any Stock Appreciation Right, the corresponding portion of the related Option shall be surrendered to the Company.

7.3           Exercise of Stock Appreciation Rights.  The Company has the absolute right, at any time and from time to time, to require a Participant to exercise an Option in lieu of the related Stock Appreciation Right.

8.           Terms and Conditions of Restricted Stock.

8.1           Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Consultants or Directors in such amounts as the Board, in its sole discretion, will determine.

8.2           Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of shares of Restricted Stock granted, and such other terms and conditions as the Board, in its sole discretion, will determine.  Unless the Board determines otherwise, the Company as escrow agent will hold shares of Restricted Stock until the restrictions on such shares of Restricted Stock have lapsed.

8.3           Transferability.  Except as provided in this Section 8 or the Award Agreement, shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4           Other Restrictions.  The Board, in its sole discretion, may impose such other restrictions on shares of Restricted Stock as it may deem advisable or appropriate.

8.5           Removal of Restrictions.  Except as otherwise provided in this Section 8, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Board may determine.  The Board, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

8.6           Voting Rights.  During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares of Restricted Stock, unless the Board determines otherwise.

8.7           Dividends and Other Distributions.  During the Period of Restriction, Participants holding shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such shares of Restricted Stock, unless the Board provides otherwise.  If any such dividends or distributions are paid in shares of Stock, the shares of Stock will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

8.8           Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.           Terms and Conditions of Restricted Stock Units.

9.1           Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Board.  After the Board determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

9.2           Vesting Criteria and Other Terms.  The Board will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  The Board may set vesting criteria based upon the achievement of Performance Goals, Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Board in its discretion.

9.3           Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Board.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Board, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

9.4           Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Board and set forth in the Award Agreement.  The Board, in its sole discretion, may only settle earned Restricted Stock Units in cash, shares of Stock, or a combination of both.

9.5           Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10.           Standard Forms of Award Agreement.

10.1           Award Agreement.  Unless otherwise provided by the Board at the time the Award is granted, an Award shall comply with and be subject to the terms and conditions set forth in the form of Award Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

10.2           Authority to Vary Terms.  The Board shall have the authority from time to time to vary the terms of any standard form of Award Agreement described in this Section 10 either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

11.           Change in Control.

11.1           Definitions.

(a)           An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b)           A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 11.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be.  For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities.  The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

11.2           Effect of Change in Control on Awards.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Participant, either assume the Company’s rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent awards for the Acquiring Corporation’s stock.  In the event that the Acquiring Corporation does not assume or substitute for the outstanding Awards, the Participant will fully vest in and have the right to exercise all of his or her outstanding Awards, including shares of Stock as to which such Awards would not otherwise be vested or exercisable.  Any Awards which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.  Notwithstanding the foregoing, shares acquired upon exercise of an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement.  Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Awards immediately prior to an Ownership Change Event described in Section 11.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Awards shall not terminate unless the Board otherwise provides in its discretion.  Additionally, and notwithstanding anything in this Section 11.2 to the contrary, if a Participant’s Service is terminated by reason of an Involuntary Termination within eighteen (18) months following the effective date of a Change in Control in which the Acquiring Corporation assumes or substitutes for outstanding Awards, the shares of Stock subject to such Participant’s outstanding Awards will automatically accelerate and vest in full as of the Participant’s termination of Service, including shares of Stock as to which such Awards would not otherwise be vested or exercisable.  Any Award so accelerated shall remain exercisable until the Award’s expiration or, if earlier, the termination of the Award, as provided in the Participant’s Award Agreement.

12.           Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock upon exercise of Awards shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities.  Awards may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, no Award may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Award be in effect with respect to the shares issuable upon exercise of the Award or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of any Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

13.           Termination or Amendment of Plan.

Without the approval of the Company’s stockholders, the Board may terminate or amend the Plan at any time.  However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, (c) no extension of the term of an Award granted to an Insider, other than as provided for in Section 6.6(d), (d) no reduction in the exercise price of an Award granted to an Insider, other than in connection with adjustments for changes in the Company’s capital structure as permitted pursuant to Section 4.2 and (e) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule.  No termination or amendment of the Plan shall adversely affect any then outstanding Award unless expressly agreed to by the affected Participant or required by applicable law, legislation or rule.  In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Award designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

14.           Stockholder Approval.

The Plan or any increase in the maximum aggregate number of shares of Stock issuable thereunder as provided in Section 4.1 (the “Authorized Shares”) shall be approved by the stockholders of the Company within twelve (12) months of the date of adoption thereof by the Board.  Awards granted prior to stockholder approval of the Plan or in excess of the Authorized Shares previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of the Plan or such increase in the Authorized Shares, as the case may be.

PLAN HISTORY

June 2002
Board of Directors of OccuLogix Corporation, a Florida corporation (“OccuLogix”) adopts Plan, with an initial reserve of Two Million Six Hundred Seventy-Eight Thousand Nine Hundred and Ninety-Seven (2,678,997) shares.  This share reserve includes the number of shares of stock underlying outstanding options and the number of shares available for grant as options under the OccuLogix Corporation 1997 Stock Option Plan.  However, this share reserve, at any time, shall be reduced by the number of shares subject to Prior Plan Options.

June 2002
Stockholders of OccuLogix approve Plan, with an initial reserve of Two Million Six Hundred Seventy-Eight Thousand Nine Hundred and Ninety-Seven (2,678,997) shares.  This share reserve includes the number of shares of stock underlying outstanding options and the number of shares available for grant as options under the OccuLogix Corporation 1997 Stock Option Plan.  However, this share reserve, at any time, shall be reduced by the number of shares subject to Prior Plan Options.

June 2002	Effective date of Delaware reincorporation of OccuLogix.
December 2004	Board of Directors of OccuLogix, Inc. amends Plan to increase the share reserve to 4,456,000.
April 2007
Board of Directors of OccuLogix, Inc. resolves to submit to the stockholders of OccuLogix, Inc., for their authorization at the 2007 Annual Meeting, a proposal to increase the share reserve under the Plan by 2,000,000, from 4,456,000 to 6,456,000.

June 2007	Stockholders of OccuLogix, Inc. approve the proposal to increase the share reserve under the Plan by 2,000,000, from 4,456,000 to 6,456,000.
May 2008
Board of Directors of OccuLogix, Inc. resolves to submit to the stockholders of OccuLogix, Inc., for their authorization at the 2008 Annual and Special Meeting, a proposal to increase the share reserve under the Plan by 53,544,000, from 6,456,000 to 60,000,000.

September 2008	Stockholders of OccuLogix, Inc. approve the proposal to increase the share reserve under the Plan by 53,544,000, from 6,456,000 to 60,000,000.
October 2008
OccuLogix, Inc. effects a 1:25 reverse stock split, as a result of which every 25 issued and outstanding shares of common stock were combined into one share (and any fractional share was converted into a whole share) and the share reserve under the Plan was decreased to 2,400,000.

December 2009
Board of Directors of OccuLogix, Inc. resolves to submit to the stockholders of OccuLogix, Inc., for their authorization at the 2010 Annual Meeting, a proposal to increase the share reserve under the Plan by 800,000, from 2,400,000 to 3,200,000.

May 2010
Board of Directors of OccuLogix, Inc. approves the amendment of the Plan to provide for (i) full vesting acceleration of all outstanding stock options in the event of a change in control in which the acquiring corporation does not assume or substitute for outstanding stock options under the Plan; and (ii) full vesting acceleration of all outstanding stock options held by an optionee in the event the optionee’s service with OccuLogix (or its successor) is involuntarily terminated within 18 months following a change in control in which the acquiring corporation assumes or substitutes for outstanding stock options under the Plan.

June 2010	Stockholders of TearLab Corporation (formerly OccuLogix, Inc.) approve the proposal to increase the share reserve under the Plan by 800,000, from 2,400,000 to 3,200,000.
April 2012	Board of Directors of TearLab Corporation approve the amendment of the Plan to provide for (i) an increase in the share reserve under the Plan by 1,000,000 from 3,200,000 to 4,200,000 and (ii) ability to grant Restricted Stock and Restricted Stock Units.